                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM 8-K

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                              THE SECURITIES ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)       May 22, 1996
                                                           -------------------
                                  MID-PENINSULA BANK
- --------------------------------------------------------------------------------

                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



    California                      0-25034                     77-0387041
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  (STATE OR OTHER                 (COMMISSION                (I.R.S EMPLOYER
    JURISDICTION                   FILE NUMBER)             IDENTIFICATION NO.)
  OF INCORPORATION)



        420 Cowper Street; Palo Alto, CA                          94301
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     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE    (415)  323-5150
                                                      ---------------




                             None
- --------------------------------------------------------------------------------
            (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)


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ITEM 5 - OTHER EVENTS






The annual meeting of the Shareholders of Mid-Peninsula Bancorp was held on May 22, 1996 at 5:00 p.m. in the lobby of Mid-Peninsula Bank.


The company reported that there were 1,258,538 shares equaling 79% of the outstanding shares represented at the meeting.


The Inspector of Elections certified that the number of shares of common stock voted in favor of the election of each person nominated as a Director represented a majority of the votes cast at the election and that they were, accordingly, elected directors of the company, each to serve until the respective successors of each has been elected and qualified.


The Chairman then read the proposal listed in the proxy or on the ballots for consideration at the meeting. There were no nominees in opposition. Therefore, the following 15 incumbent Directors as recommended by Management were reelected:


         Lawrence A. Aufmuth                Helen C. Leong
         John F Blokker                     George M. Marcus
         Allan F. Brown                     Duncan L. Matteson
         Owen D. Conley                     Donald H. Seiler
         Murray B. Dey                      Warren R. Thoits
         Donald L Hammond                   Bruce E. Van Alstyne
         David L. Kalkbrenner               Edwin E. van Bronkhorst
         R. Hewlett Lee

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SIGNATURES










Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                       MID-PENINSULA BANCORP


Date: May 30,1996                      /s/ David L. Kalkbrenner
    -------------------------          ------------------------------
                                       David L. Kalkbrenner
                                       President and
                                       Chief Executive Officer
                                       (Principal Executive Officer)


Date: May 30,1996                      /s/ Carol H. Rowland
    -------------------------          ------------------------------
                                       Carol H. Rowland
                                       First Vice President and
                                       Chief Financial Officer
                                       (Principal Financial and
                                       Accounting Officer